Exhibit 23.2

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-193047 on Form S-8 of our report dated March 26, 2014 included in this Annual Report on Form 10-K of Medytox Solutions, Inc. relating to the financial statements and financial statement schedules for the year ended December 31, 2013.

\s\ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, FL

April 15, 2015